                                   EXHIBIT 11
              Statement Regarding Computation of Earnings Per Share

                 DURAMED PHARMACEUTICALS, INC. AND SUBSIDIARIES


                                                             Year Ended December 31
                                                   1996               1995               1994
Primary:
Weighted average common shares
     outstanding                                10,522,213          8,026,359          7,815,808
Assumed conversion of preferred
     shares to common shares                             *                  *            746,590
Net effect of dilutive stock options
     and warrants - based on the
     treasury stock method using the
     average market price                                *                  *          1,685,917
                                              ------------       ------------       ------------

Totals                                          10,522,213          8,026,359         10,248,315
                                              ============       ============       ============

Net (loss) income                             $(25,640,507)      $ (1,113,687)      $  9,550,867
                                              ============       ============       ============

Per share amount                              $      (2.44)      $      (0.14)      $       0.93
                                              ============       ============       ============

Fully diluted:
Weighted average common shares
     outstanding                                10,522,213          8,026,359          7,815,808
Assumed conversion of preferred
     shares to common shares                             *                  *            746,590




Net effect of dilutive stock options
     based on the treasury stock method
     using the year-end market price, if
     higher than average market price                    *                  *          1,947,297
                                              ------------       ------------       ------------


Totals                                          10,522,213          8,026,359         10,509,695
                                              ============       ============       ============

Net (loss) income                             $(25,640,507)      $ (1,113,687)      $  9,550,867
                                              ============       ============       ============

Per share amount                              $      (2.44)      $      (0.14)      $       0.91
                                              ============       ============       ============


* Conversion of stock options and preferred shares not assumed in the computations because their effect is antidilutive.